UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2010
The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
102 South Main Street, Greenville, South Carolina 29601
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (864) 255-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
As previously reported on a current report on Form 8-K filed on August 25, 2010 by The South Financial Group, Inc. (the “Registrant” or “TSFG”), TSFG provided notices on August 25, 2010 to its directors and executive officers and to all participants, alternate payees and beneficiaries informing them that they would be temporarily unable to effect certain transactions under The South Financial Group, Inc. 401(k) Plan (the “Plan”) (the “Blackout Period”) in connection with the acquisition by The Toronto-Dominion Bank (“TD”) of TSFG via a merger of a wholly-owned subsidiary of TD with and into TSFG (the “Merger”). The notices provided that the Blackout Period would begin at 4:00 p.m. Eastern time on September 24, 2010 and was expected to end on October 4, 2010, but could be delayed until later that week.
On September 30, 3010, the Merger was consummated, and on October 1, 2010, an updated notice was provided to all participants, alternate payees and beneficiaries under the Plan informing them that the Blackout Period had been extended until October 8, 2010 to accommodate administrative work. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Updated Blackout Notice to Plan Participants, Alternate Payees and Beneficiaries

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD BANK US HOLDING COMPANY, the successor company to The South Financial Group, Inc.
By:	/s/ John R. Opperman
	Name:	John R. Opperman
	Title:	Executive Vice President

Date: October 4, 2010